Exhibit 99.3

Norcraft Companies, L.P. and Norcraft Finance Corp. Announce

Private Placement of 10 1/2% Senior Secured Second Lien Notes due 2015

May 20, 2011 – Eagan, Minnesota – Norcraft Companies, L.P. (“Norcraft”) announced today that it, together with its direct, wholly owned subsidiary, Norcraft Finance Corp., intends to offer (the “Notes Offering”), subject to market and customary conditions, $60,000,000 in aggregate principal amount of its and Norcraft Finance Corp.’s (the “Issuers”) 10 1/2% Senior Secured Second Lien Notes due 2015 (the “Notes”).

The new notes are being offered as additional debt securities under the indenture pursuant to which, on December 9, 2009, the Issuers issued $180,000,000 of 10 1/2% Senior Secured Second Lien Notes due 2015. Like the previously issued notes, the new notes will be secured, subject to certain permitted liens, by second-priority liens on the assets that secure Norcraft’s asset-based revolving credit facility and certain other first-priority indebtedness. The new notes being offered and the notes previously issued under the indenture will be treated as a single class of securities under the indenture.

Norcraft intends to use the net proceeds from the offering, together with cash on hand, to (i) fund the payment of the consent fees in accordance with its Consent Solicitation Statement, dated May 16, 2011, (ii) fund the purchase of the Norcraft Holdings, L.P.’s (“Holdings”) 9 3/4% Senior Discount Notes due 2012 (the “Discount Notes”) validly tendered (and not validly revoked) pursuant to Holdings’ Offer to Purchase and Consent Solicitation Statement, dated April 19, 2011, including the payment of any consideration in accordance therewith, the redemption of any remaining outstanding Discount Notes and the payment of any accrued and unpaid interest, fees and expenses related thereto and (iii) pay any fees and expenses related to the Notes Offering.

The Notes will be offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to non-U.S. persons in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to purchase the Notes or any securities of Norcraft Companies, L.P. or any of its subsidiaries. No offers are being made herein to any investor in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Any offers of the Notes will be made only by means of a private offering memorandum.

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Certain statements in this press release are “forward-looking statements” within the meaning of the Securities Act. Statements in this press release regarding activities, matters relating to the refinancing and/or repurchases of debt securities, other events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of Norcraft. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward looking statements are based on management’s expectations and beliefs concerning future events affecting Norcraft. They are subject to uncertainties and factors relating to Norcraft’s operations and business environment, all of which are difficult to predict and many of which are beyond Norcraft’s control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the risks in Norcraft’s latest annual report on Form 10-K and/or quarterly report on Form 10-Q filed by Norcraft with the Securities and Exchange Commission.

Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and except as required by law Norcraft undertakes no obligation to update any forward looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Contact:

Norcraft Companies, L.P.

Leigh E. Ginter, 651-234-3315

Chief Financial Officer

leigh.ginter@norcraftcompanies.com